Speakers:
Donald E. Morel, Jr.
Chairman and Chief Executive Officer
William J. Federici
Vice President and Chief Financial Officer

All trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., unless noted otherwise.

West Pharmaceutical Services, Inc.

Third-Quarter 2011 Analyst Conference Call

9 a.m. Eastern Time, November 1, 2011
A webcast of today’s call can be accessed in the
“Investors” section of the Company’s web site:
www.westpharma.com
To participate in today’s call, dial:
US toll-free  800-638-4930
International 617-614-3944
The passcode is 60536446.
A replay of the call will be available until Tuesday,
November 8, 2011, either through the website or
by dialing:
US toll-free  888-286-8010
International  617-801-6888
The passcode 91175481.
These presentation materials are intended to accompany today’s press release announcing the Company’s results for the quarter and management’s discussion of those results during today’s conference call.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
This presentation and any accompanying management commentary contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about expected financial results for 2011 and future years.
Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates. We caution investors that the risk factors listed under “Cautionary Statement” in today’s press release, as well as those set forth under the caption "Risk Factors" in our most recent Annual Report on
Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors. Except as required by law or regulation, we undertake no obligation to publicly update any forward-
looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
Certain financial measures included in today’s press release and accompanying tables, in these presentation materials, and which may be referred to in management’s discussion of the Company’s results and outlook, are
Non-GAAP (Generally Accepted Accounting Principles) financial measures. Please refer to the “Notes to Non-
GAAP Financial Measures” at the end of these materials for more information. Non-GAAP financial measures should not be considered in isolation or as an alternative to such measures determined in accordance with
GAAP.

Third Quarter 2011 Operations
• Sales Growth of 8.2% (3.5% at constant currency)
 – Pharmaceutical Packaging Systems 9.2% (3.4% at constant currency)
 • High value products grew 5.8% (1.4% at constant currency)
 – Pharmaceutical Delivery Systems 4.2% (2.4% at constant currency)
• Gross Margin Improves
 – PPS benefited from pricing and mix
 – PDS margin compressed by prior price reductions and increased contract sales
• R&D spending maintained on quality initiative and CZ®, increased for
 SmartDose™
• SG&A up slightly, lower as a percent of sales
• Adjusted operating profit increased 15.6%

Expansion and Product Development Update
• Update on Asia Expansion
 – China rubber facility on schedule for 2013 completion
 – India land purchase pending
• Progress on Daikyo Crystal Zenith® Insert Needle
 Syringe
 – Filling capacity constraints persist
 – Partnership solution pending
• Electronic-Patch-Injector: SmartDose™
 – Executed first formal development agreement
Note: Crystal Zenith® is a registered trademark of Daikyo Seiko, Ltd.

Summary Results
$ millions, except per-share data
(1) See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” (Slides 12-14), “Cautionary
 Statement” (Slide 2) and today’s press release.
	Three Months Ended September 30,
	2011	2010

Net Sales	$293.6	$271.4
Gross Profit	81.4	74.7
Reported Operating Profit	26.1	25.3
Adjusted Operating Profit (1)	27.4	23.7
Reported Diluted EPS	$ 0.49	$ 0.51
Adjusted Diluted EPS(1)	$ 0.53	$ 0.46

Delivering Innovative Solutions

Consolidated Revenues

Third-Quarter Revenue Changes 2010 - 2011

$271.4
$5.3
$4.2
$12.7
$293.6
2010 Sales
Volume & Mix
Price
Currency
2011 Sales

West
Delivering Innovative Solutions

Consolidated Third Quarter Gross Margin %
2010 - 2011

27.5%
1.0%
0.6%
0.7%
(1.9%)
(0.2%)
27.7%
2010
Sales Price
Volume & Mix
Other Costs & Efficiency
Material Price
FX
2011

Delivering Innovative Solutions

Consolidated SG&A Costs
Third Quarter 2010 - 2011 Changes

($ millions)

$44.9
$0.2
$0.3
$0.4
$1.4
$1.2
$1.1
$0.8
$45.7
2010
Pension
Outside Services
Incentive Compensation
Currency
Other Compensation
Stock-based Compensation
All Other
2011

Cash Flow Metrics
($ millions)
	Quarter Ended September 30,
	2011	2010
Depreciation and amortization	$18.6	$18.3
Operating cash flow	$39.7	$48.0
Capital expenditures	$28.6	$16.1

Summary Balance Sheet Information
	As of
	September 30, 2011	December 31, 2010
Cash and cash equivalents	$119.2	$110.2

Debt	$378.0	$358.4
Equity	$691.3	$625.7
Net debt to total invested capital	27.2%	28.4%

Working capital	$274.2	$266.9

Updated 2011 Full-year Financial Guidance
($ millions, except EPS)	2011 Revenue(1)	Gross Profit %(1)
Pharmaceutical Packaging Systems Segment	$850 - $860	32.0%

Pharmaceutical Delivery Systems Segment	$330 - $340	18.8%

Consolidated	$1,180 - $1,200	28.3%
	2011 Adjusted Diluted EPS(1)(2)
	$2.28 - $2.35
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.37 for the remainder of 2011. Actual results will vary as a result of variability of exchange rates.
(2) See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures”(Slides 12 - 14),“Cautionary
 Statement” (Slide 2) and today’s press release.

(1) See “Notes to Non-GAAP Financial Measures”(Slides 13 - 14), “Cautionary Statement” (Slide 2) and today’s press release.
Non-GAAP Financial Measures(1)
Three Months Ended September 30, 2011 and 2010
(in millions, except per share data)
	As Reported September 30, 2011	Restructuring & related charges	Acquisition- related contingencies	Discrete tax items	Non-GAAP September 30, 2011
Operating profit	$26.1	$1.0	$0.3	$-	$27.4
Interest expense, net	4.1	-	-	-	4.1
Income before income taxes	22.0	1.0	0.3	-	23.3
Income tax expense	6.6	0.4	0.1	(0.7)	6.4
Equity in net income of affiliated companies	1.5	-	-	-	1.5
Net income	$16.9	$0.6	$0.2	$0.7	$18.4

Net income per diluted share	$0.49	$0.02	$-	$0.02	$0.53
	As Reported September 30, 2010	Restructuring & related charges	Acquisition- related contingencies	Discrete tax items	Non-GAAP September 30, 2010
Operating profit	$25.3	$0.2	($1.8)	$-	$23.7
Interest expense, net	4.1	-	-	-	4.1
Income before income taxes	21.2	0.2	(1.8)	-	19.6
Income tax expense	4.5	0.1	(0.2)	0.5	4.9
Equity in net income of affiliated companies	1.1	-	-	-	1.1
Net income	$17.8	$0.1	($1.6)	($0.5)	$15.8

Net income per diluted share	$0.51	$-	($0.04)	($0.01)	$0.46

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
These slides use non-GAAP financial measures. West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain business trends relating to West’s financial condition, results of operations and the Company’s overall performance. Our executive management team uses adjusted operating profit and adjusted diluted EPS to evaluate the performance of the Company in terms of profitability and to compare operating results to prior periods. Adjusted operating profit is also used to evaluate changes in the operating results of each segment and to allocate resources to our segments. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded from the non-GAAP financial measures. In order to compensate for these limitations, our executive management presents its non-GAAP financial measures in connection with its GAAP results. We urge investors and potential investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, and not rely on any single financial measure to evaluate the
Company’s business.
In calculating adjusted operating profit and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. Reconciliations of these adjusted non-GAAP measures to the comparable GAAP financial measures are included in the preceding (current and prior-year periods) and succeeding (2011
Guidance) slides.
The following is a description of the items excluded from adjusted operating profit and adjusted diluted EPS:
Restructuring & related charges: During the quarter ended September 30, 2011, we recognized restructuring and related charges totaling $1.0 million. The majority of these charges were for employee severance and benefits and asset transfer and facility closure costs incurred as part of the restructuring program adopted in December 2010. Reported EPS guidance (below)
includes restructuring and related charges totaling $4.3 million recognized during the first nine months of 2011.
During the quarter ended September 30, 2010, we incurred restructuring and related charges of $0.2 million as part of our restructuring plan announced in the fourth quarter of 2009. The majority of these charges related to fixed asset transfers and other related costs incurred as part of a plan to consolidate certain manufacturing operations and support functions.

(continued on following slide)

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
Acquisition-related contingencies: During the quarter ended September 30, 2011, we increased the liability for contingent consideration related to our 2010 acquisition of electronic-patch-injection technology used in our SmartDose™ product line. In addition, reported EPS guidance (below) reflects that, during the nine months ended September 30, 2011, we also reduced the liability for contingent consideration related to our July 2009 eris™ safety syringe system acquisition by
 $0.8 million.
During the quarter ended September 30, 2010, we reduced the liability for contingent consideration related to our July 2009 eris™ safety syringe system acquisition by $1.8 million.
 Discrete tax items: During the quarter ended September 30, 2011, we recognized discrete tax charges of $0.7 million, primarily related to a change in the U.K. tax rate. Reported EPS guidance includes $0.8 million of discrete tax charges recognized during the first nine months of 2011, primarily for the change in the U.K. tax rate.
During the three months ended September 30, 2010, we recognized $0.5 million in discrete tax benefits, which primarily related to the resolution of tax contingencies relating to other periods.
Special Separation Benefit: Reported EPS guidance (below) reflects that, during the nine months ended September 30,
 2011, we incurred $2.1 million of costs in conjunction with the retirement of our former President and Chief Operating
 Officer. The majority of the charge represented accelerated stock-based compensation expense recognized upon the amendment date. An amendment to the equity compensation arrangements with this former executive allows certain existing awards to continue to vest over their original vesting period instead of being forfeited upon separation.
Reconciliation of 2011 Adjusted Guidance to 2011 Reported Guidance:
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.37 for the remainder of 2011. Actual results will vary as a result of variability of exchange rates.
Full Year 2011 Guidance (3)
Diluted Earnings Per Share
Adjusted guidance	$2.28 to $2.35
Restructuring, net of tax	(0.10) to (0.11)
Special separation benefits	(0.04)
Discrete tax items	(0.02)
Acquisition-related contingencies	0.01
Reported guidance	$2.12 to $2.20